Exhibit 99.1

NEWS RELEASE Dawson Geophysical Company 508 W. Wall, Suite 800 Midland, TX 79701

Company contact:

Tony Clark, CEO and President
Ian Shaw, Chief Financial Officer
(800) 332-9766
www.dawson3d.com

DAWSON GEOPHYSICAL REPORTS

FIRST QUARTER 2026 RESULTS

MIDLAND, Texas, May 14, 2026/PR Newswire/Dawson Geophysical Company (NASDAQ: DWSN) (the “Company”) today reported unaudited financial results for its first quarter ended March 31, 2026.

First quarter 2026 Highlights

●	Recognized fee revenue of $32.5 million, an 113% increase over the first quarter of 2025
●	Net income of $7.7 million, $0.25 per share
●	Generated Adjusted EBITDA of $10.9 million, an 364% increase over the first quarter of 2025

Adjusted EBITDA is a non-GAAP measure. See “Supplemental Non-GAAP Financial Measures” below for our definition and reconciliation of Adjusted EBITDA.

Management Comment

Tony Clark, Dawson’s President and CEO, commented, “We received our final delivery of the single node channels at the beginning of the year, and all of the new equipment purchased was fully utilized throughout the first quarter in our operations in the United States and Canada. Additionally, we had three additional crews deployed with our legacy equipment in the first quarter. High equipment utilization resulted in significant growth in our revenues and net income. We are continuing to identify areas of improvement in the deployment of the new single node channels, and we expect that to result in further operational efficiencies in the future. Our financial performance in the first quarter shows the opportunity currently available for this Company, and we believe that we are positioned to capitalize on that opportunity.”

First Quarter Results

For the first quarter ended March 31, 2026, the Company reported revenues of $36.7 million, an increase of 128% compared to $16.1 million for the comparable quarter ended March 31, 2025. Revenue included reimbursable revenue of $4.2 million and $0.8 million for the quarters ended March 31, 2026, and March 31, 2025, respectively. Gross margin1 for the quarter ended March 31, 2026, was 40% compared to 28% for the comparable quarter ended March 31, 2025.

We generated net income of $7.7 million or $0.25 per common share and generated Adjusted EBITDA of $10.9 million in the quarter ended March 31, 2026, compared to Adjusted EBITDA of $2.3 million in the quarter ended March 31, 2025.

1 Defined as fee revenues less fee operating expenses, divided by fee revenues

Operations Update

The Company had one large channel crew and three smaller channel crews operating in the first quarter in the United States. Our seasonal operations had solid performance in the first quarter, and their operations continued into the second quarter of 2026. High crew utilization in the first quarter resulted in improved margins and profitability. We continue to schedule and bid larger channel count jobs due to our significant inventory of the new single node channels. Additionally, we have seen an increase in activity related to non-traditional seismic exploration including geothermal Carbon Capture Utilization and Storage (“CCUS”) seismic monitoring, and other rare minerals.

Capital Budget and Liquidity

The Company's Board of Directors approved a capital budget of $3 million for 2026, including the final payment under the single node purchase of $0.9 million, which was made in January 2026.

As of March 31, 2026, our cash position was $1.4 million, our working capital position improved to $0.4 million compared to a deficit of $5 million at December 31, 2025, and our credit facility had no balance outstanding with a borrowing base of $4.5 million. We believe that our cash on hand, operating cash flows and cash available under our revolving credit facility are sufficient to fund our cash flow requirements as well as our debt obligations.

About Dawson

Dawson Geophysical Company is a leading provider of North American onshore seismic data acquisition services with operations throughout the continental United States and Canada. Dawson acquires and processes 2-D, 3-D and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators, as well as providers of multi-client data libraries.

Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding the Company’s preliminary and unaudited results as determined by generally accepted accounting principles (“GAAP”), the Company has included in this press release information about the Company’s Adjusted EBITDA, a non-GAAP financial measure as defined by Regulation G promulgated by the U.S. Securities and Exchange Commission. The Company defines adjusted EBITDA as our net income, before (i) interest expense, net, (ii) income tax expense or benefit, (iii) depreciation and amortization and (iv) non-recurring and other charges, such as strategic transaction costs or severance expenses. The Company uses Adjusted EBITDA as a supplemental financial measure to assess:

•	the financial performance of its assets without regard to financing methods, capital structures, taxes or historical cost basis;

•	its liquidity and operating performance over time in relation to other companies that own similar assets and that the Company believes calculate EBITDA in a similar manner; and

•	the ability of the Company’s assets to generate cash sufficient for the Company to pay potential interest costs.

The Company also understands that such data are used by investors to assess the Company’s performance. However, the term Adjusted EBITDA is not defined under GAAP, and Adjusted EBITDA is not a measure of operating income or operating performance presented in accordance with GAAP. When assessing the Company’s operating performance, investors and others should not consider this data in isolation or as a substitute for net income, cash flow from operating activities or other cash flow data calculated in accordance with GAAP. In addition, the Company’s Adjusted EBITDA may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since other companies may not calculate Adjusted EBITDA in the same manner as the Company. Further, the results presented by Adjusted EBITDA cannot be achieved without incurring the costs that the measure excludes: interest, taxes, and depreciation and amortization. A reconciliation of the Company’s Adjusted EBITDA to its net loss is presented in the table following the text of this press release.

Forward-Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions that all statements other than statements of historical fact contained in this press release are forward-looking statements, including without limitation statements regarding our forecasts, estimates or other expectations regarding future events, operations or financial results, and regarding technological advancements and our financial position, business strategy, and plans and objectives of our management including statements under “Management Comment” for future operations; statements regarding our expectations regarding liquidity; statements regarding the anticipated benefits of our purchased single node channels; statements regarding our ability to identify areas of improvement in the deployment of the new single node channels and the expected operational efficiencies resulting therefrom; statements regarding our financial performance and our ability to capitalize on current market opportunities; and statements regarding any potential transaction(s) with our controlling stockholder and any of its affiliates. In some cases, you can identify forward-looking statements by terms such as “aim,” “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “continues,” “could,” “intends,” “goals,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts” or “potential” or the negative of these terms or other similar expressions. Such forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. These factors include, but are not limited to, risks relating to the Company’s ability to execute its business strategies and plans for growth; the efficacy of the purchased single node channels; the failure to operationalize the acquired equipment in a timely manner or at all; risks associated with the Company’s ability to finance the transaction contemplated by the Purchase Agreement; risks relating to any potential transaction(s) with our controlling stockholder and any of its affiliates, the impact on our stock price of such potential transaction(s), our ability to consummate any such transaction, and our ability to achieve the anticipated benefits of any such potential transaction(s); our status as a controlled public company, which exempts us from certain corporate governance requirements; the limited market for our common stock; the impact of general economic, industry, market or political conditions, including tariffs; dependence upon energy industry spending; changes in exploration and production spending by our customers and changes in the level of oil and natural gas exploration and development; the results of operations and financial condition of our customers, particularly during extended periods of low prices for crude oil and natural gas; the volatility of oil and natural gas prices and markets; changes in economic conditions; surplus in the supply of oil and the ability of the Organization of the Petroleum Exporting Countries and its allies, collectively known as OPEC+, to agree on and comply with supply limitations; the potential for contract delays; reductions or cancellations of service contracts; limited number of customers; credit risk related to our customers; reduced utilization; high fixed costs of operations and high capital requirements; industry competition; external factors affecting the Company’s crews such as weather interruptions and inability to obtain land access rights of way; whether the Company enters into turnkey or day rate contracts; crew productivity;  risks that the Company’s cash reserves, liquidity or capital resources may be insufficient;  risks associated with the identification of suitable acquisition candidates and the successful, efficient execution of acquisition transactions, the integration of any such acquisition candidates, the value of those acquisitions to our customers and shareholders, and the financing of such acquisitions; risks related to our indebtedness and compliance with covenants contained in our revolving credit note; the Company’s ability to execute its business strategies and plans for growth; the failure to operationalize the new single node channels in a timely manner or at all; the risk that expected improvements in deployment of the new single node channels may not result in anticipated operational efficiencies or improved operating and financial performance; disruptions in the global economy, including the Russian-Ukrainian conflict, the U.S. and Iran conflict, and the unrest in the Middle East, export controls and financial and economic sanctions imposed on certain industry sectors and parties as a result of the developments and broader consequences of the Russian-Ukrainian conflict, the U.S. and Iran conflict, and the unrest in the Middle East related activities, and whether or not a future transaction or other action occurs that causes the Company to be delisted from Nasdaq and no longer be required to make filings with the Securities and Exchange Commission (the “SEC”). The cautionary statements made in this press release should be read as applying to all related forward-looking statements wherever they appear in this press release. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DAWSON GEOPHYSICAL COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(unaudited and amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Operating revenues:
Fee Revenue	$32,508	$15,259
Reimbursable Revenue	4,191	819
	36,699	16,078
Operating costs:
Operating expenses
Fee operating expenses	19,430	10,960
Reimbursable operating expenses	4,191	819
Total operating expenses	23,621	11,779
General and administrative	2,941	1,994
Depreciation and amortization	1,997	1,271
	28,559	15,044

Income from operations	8,140	1,034

Other income (expense):
Interest income	9	4
Interest expense	(501)	(76)
Other income, net	23	33

Income before income tax	7,671	995

Income tax expense	(10)	(3)

Net income	7,661	992

Other comprehensive income (loss):
Net unrealized loss on foreign exchange rate translation	(186)	(30)

Comprehensive income	$7,475	$962

Basic income per share of common stock	$0.25	$0.03

Diluted income per share of common stock	$0.25	$0.03

Weighted average equivalent common shares outstanding	31,052,840	30,983,445

Weighted average equivalent common shares outstanding - assuming dilution	31,107,820	31,035,189

DAWSON GEOPHYSICAL COMPANY

CONSOLIDATED BALANCE SHEETS

(unaudited and amounts in thousands, except share data)

	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$1,374	$4,907
Short-term investments	370	370
Accounts receivable, net	19,440	9,389
Prepaid expenses and other current assets	6,667	7,169
Total current assets	27,851	21,835

Property and equipment	253,620	254,017
Less accumulated depreciation	(220,373)	(223,242)
Property and equipment, net	33,247	30,775

Operating lease right-of-use assets	2,939	3,036

Intangibles, net	359	364

Total assets	$64,396	$56,010

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$9,127	$9,578
Accrued liabilities:
Payroll costs and other taxes	2,211	1,474
Other	1,361	994
Deferred revenue	6,370	7,477
Current maturities of notes payable and finance leases	7,319	6,232
Current maturities of operating lease liabilities	1,087	1,082
Total current liabilities	27,475	26,837

Long-term liabilities:
Notes payable and finance leases, net of current maturities	11,726	11,324
Operating lease liabilities, net of current maturities	1,848	2,024
Deferred tax liabilities, net	17	17
Total liabilities	41,066	40,202

Commitments and contingencies

Stockholders’ equity:
Preferred stock-par value $1.00 per share; 4,000,000 shares authorized, none outstanding	—	—
Common stock-par value $0.01 per share; 35,000,000 shares authorized,
31,052,840 shares issued and outstanding at March 31, 2026
and December 31, 2025	311	311
Additional paid-in capital	157,201	157,154
Accumulated deficit	(131,899)	(139,560)
Accumulated other comprehensive loss, net	(2,283)	(2,097)
Total stockholders’ equity	23,330	15,808

Total liabilities and stockholders’ equity	$64,396	$56,010

DAWSON GEOPHYSICAL COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited and amounts in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income	$7,661	$992

Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	1,997	1,271
Non-cash operating lease cost	191	250
Non-cash compensation	47	44
Bad debt expense	—	177
Gain on disposal of assets	(93)	(185)
Other	(13)	11
Change in operating assets and liabilities:
Increase in accounts receivable	(10,207)	(1,259)
Decrease in prepaid expenses and other assets	640	161
(Decrease) increase in accounts payable	(437)	516
Increase (decrease) in accrued liabilities	1,121	(107)
Decrease in operating lease liabilities	(265)	(272)
(Decrease) increase in deferred revenue	(1,107)	153

Net cash (used in) provided by operating activities	(465)	1,752

Cash flows from investing activities:
Capital expenditures, net of non-cash capital expenditures summarized below	(1,433)	—
Proceeds from disposal of assets	93	185

Net cash (used in) provided by investing activities	(1,340)	185

Cash flows from financing activities:
Principal payments on notes payable	(1,413)	(440)
Principal payments on finance leases	(274)	(191)
Borrowings on line of credit (related party)	4,250	—
Repayments on line of credit (related party)	(4,250)	—

Net cash used in financing activities	(1,687)	(631)

Effect of exchange rate changes on cash and cash equivalents	(41)	(26)

Net (decrease) increase in cash and cash equivalents	(3,533)	1,280

Cash and cash equivalents at beginning of period	4,907	1,385

Cash and cash equivalents at end of period	$1,374	$2,665

Supplemental cash flow information:
Cash paid for interest	$383	$65

Non-cash operating, investing and financing activities:
Finance leases incurred	$361	$—
Increase in right-of-use assets and operating lease liabilities	$106	$—
Financed equipment purchases	$2,698	$—
Financed insurance premiums	$128	$1,746

Reconciliation of EBITDA to Net (Loss) Income

(amounts in thousands)

	Three Months Ended March 31,
	2026 US	2026 CA	2026 Consol.	2025 US	2025 CA	2025 Consol.
Net income (loss)	$2,276	$5,385	$7,661	$(4,546)	$5,538	$992
Depreciation and amortization	1,766	231	1,997	1,077	194	1,271
Interest expense (income), net	478	14	492	63	9	72
Income tax expense	10	—	10	3	—	3
EBITDA	4,530	5,630	10,160	(3,403)	5,741	2,338
Strategic transaction costs	695	—	695	—	—	—
Adjusted EBITDA	$5,225	$5,630	$10,855	$(3,403)	$5,741	$2,338

Reconciliation of EBITDA to Net Cash Provided By (Used in) Operating Activities

(amounts in thousands)

	Three Months Ended March 31,
	2026 US	2026 CA	2026 Consol.	2025 US	2025 CA	2025 Consol.
Net cash provided by (used in) operating activities	$1,899	$(2,364)	$(465)	$1,544	$208	$1,752
Changes in working capital and other items	2,809	8,054	10,863	(4,530)	5,587	1,057
Non-cash adjustments to net income (loss)	(178)	(60)	(238)	(417)	(54)	(471)
EBITDA	4,530	5,630	10,160	(3,403)	5,741	2,338
Strategic transaction costs	695	—	695	—	—	—
Adjusted EBITDA	$5,225	$5,630	$10,855	$(3,403)	$5,741	$2,338

Statements of Operations by operating segment for the three months ended March 31, 2026 and 2025.

	Three Months Ended March 31, 2026
	USA Operations	Canada Operations	Consolidated
Operating revenues
Fee revenue	$20,865	$11,643	$32,508
Reimbursable revenue	4,008	183	4,191
	24,873	11,826	36,699

Operating costs:
Fee operating expenses	13,882	5,548	19,430
Reimbursable operating expenses	4,008	183	4,191
Operating expenses	17,890	5,731	23,621
General and administrative	2,476	465	2,941
Depreciation and amortization	1,766	231	1,997
	22,132	6,427	28,559

Income from operations	2,741	5,399	8,140

Other income (expense):
Interest income	6	3	9
Interest expense	(484)	(17)	(501)
Other income (expense), net	23	—	23
Income before income tax	2,286	5,385	7,671
Income tax expense	(10)	—	(10)
Net income	$2,276	$5,385	$7,661
Other Comprehensive loss:
Net unrealized loss on foreign exchange rate translation	-	(186)	(186)
Comprehensive income	$2,276	$5,199	$7,475

Adjusted EBITDA	$5,225	$5,630	$10,855

	Three Months Ended March 31, 2025
	USA Operations	Canada Operations	Consolidated
Operating revenues
Fee revenue	$2,726	$12,533	$15,259
Reimbursable revenue	570	249	819
	3,296	12,782	16,078

Operating costs:
Fee operating expenses	4,615	6,345	10,960
Reimbursable operating expenses	570	249	819
Operating expenses	5,185	6,594	11,779
General and administrative	1,555	439	1,994
Depreciation and amortization	1,077	194	1,271
	7,817	7,227	15,044

(Loss) income from operations	(4,521)	5,555	1,034

Other income (expense):
Interest income	—	4	4
Interest expense	(63)	(13)	(76)
Other income (expense), net	41	(8)	33
(Loss) income before income tax	(4,543)	5,538	995
Income tax expense	(3)	—	(3)
Net (loss) income	$(4,546)	$5,538	$992
Other Comprehensive loss:
Net unrealized loss on foreign exchange rate translation	—	(30)	(30)
Comprehensive (loss) income	$(4,546)	$5,508	$962

Adjusted EBITDA	$(3,403)	$5,741	$2,338